Exhibit 23.A

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-52407) pertaining to the Bassett Furniture Industries, Incorporated 1993 Stock Plan for Non-Employee Directors,

(2)	Registration Statement (Form S-8 No. 333-60327) pertaining to the Bassett Furniture Industries, Incorporated 1997 Employee Stock Plan,

(3)

Registration Statement (Form S-8 No. 333-43188) pertaining to the Bassett Furniture Industries, Incorporated 2000 Qualified Employee Stock Purchase Plan, the Bassett Furniture Industries, Incorporated 1997 Employee Stock Plan, and the Bassett Furniture Industries, Incorporated 1993 Stock Plan for Non-Employee Directors, and

(4)	Registration Statement (Form S-8 No. 333-175531) pertaining to the Bassett Furniture Industries, Incorporated 2010 Stock Incentive Plan

of our reports dated January 21, 2016 with respect to the consolidated financial statements and schedule of Bassett Furniture Industries, Incorporated and Subsidiaries and the effectiveness of internal control over financial reporting of Bassett Furniture Industries, Incorporated and Subsidiaries included in this Annual Report (Form 10-K) of Bassett Furniture Industries Incorporated for the year ended November 28, 2015.

/s/ Ernst & Young LLP

Richmond, Virginia

January 21, 2016